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                                                                    EXHIBIT 10.8

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. IT MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT.

                             SECURED PROMISSORY NOTE

$492,500                                                       February 1, 2000

         FOR VALUE RECEIVED, the undersigned (the "Payor") hereby promises to pay to the order of Empi Corp., a Minnesota corporation (the "Payee" or the "Company"), the principal amount Four hundred ninety-two thousand five hundred Dollars ($492,500) (the "Principal Amount"), together with interest accrued thereon, calculated and payable as set forth below in this Note.

         As security for the performance of his obligations herein, Payor has, contemporaneously with this Note, entered a Stock Pledge and Security Agreement dated as of the date hereof between Payor and Payee (the "Pledge Agreement" and, together with this Note, the "Loan Documents").

         1. Certain Defined Terms.

         For the purposes hereof, the following terms shall have the following meanings:

            1.1 "Affiliate" of any specified Person means any other Person (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person, (ii) which beneficially owns' or holds 15% or more of any class of the Voting Stock or other equity interest of such specified Person or (iii) of which 15% or more of the Voting Stock or other equity interest is beneficially owned or held by such specified Person or a Subsidiary of such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person directly or indirectly, whether through the ownership of Voting Stock, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

            1.2 "Capital Stock", with respect to any Person, means any capital stock or membership interests of such Person, regardless of class or designation, and all warrants, options, purchase rights, conversion or exchange rights, voting rights, calls or claims of any character with respect thereto.

            1.3 "Carlyle" means T.C. Group, L.L.C., a limited liability company organized under the laws of the State of Delaware.

            1.4 "Carlyle Investors" means the Persons which are members of MPI Holdings, L.L.C., a Delaware limited liability company, as of August 31, 1999.

            1.5 "Commission" means the Securities and Exchange Commission and any Governmental Authority succeeding to the functions thereof.

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            1.6  "Final Payment Date" has the meaning set forth in Section 2.3.

            1.7 "Governmental Authority" means any nation or government, any federal, state, local or other political subdivision thereof and any governmental entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

            1.8 "Liquidity Event" means the first occurrence of the sale, transfer, conveyance or other disposition, in one or a series of related transactions, of the debt and equity securities of Parent held by the Principal Stockholder such that immediately following such transaction (or transactions), the value (at original cost) of all debt and equity securities of Parent held by the Principal Stockholder is less than 20% of the value (at original cost) of the debt and equity securities of Parent held by the Principal Stockholder as of August 31, 1999.

            1.9 "Parent" means Empi, Inc., a Minnesota corporation, the parent of the Company.

            1.10 "Person" means any natural person, corporation, limited partnership, limited liability company, general partnership, joint stock company, joint venture, association, company, trust, bank, trust company, land trust, business trust, or other organization, whether or not a legal entity, and any Governmental Authority.

            1.11 "Principal Stockholder" means, collectively, MPI Holdings, L.L.C. and any of its Permitted Assignees (as such term is defined in that certain Shareholder Voting and Control Agreement by and among the Company, GE Capital Equity Investments, Inc. and UPI Holdings, L.L.C.).

            1.12 "Securities" means any stock, shares, voting trust certificates, bonds, debentures, notes or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or any certificates of interest, shares or participation in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire any of the foregoing.

            1.13 "Securities Act" means the Securities Act of 1933, as amended from time to time, and any successor statute.

            1.14 "Shares" has the meaning set forth in Section 2.2.

            1.15 "Subsidiary" of a Person means any corporation or other entity of which equity Securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are the time directly or indirectly owned or controlled by such Person, one or more of the other subsidiaries of such Person or any combination thereof.

            1.16 "Voting Stock" means, with respect to any Person, securities with respect to any class or classes of Capital Stock of such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock or membership interest has voting

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power by reason of any contingency) to vote in the election of members of the board of directors or management committee of such Person.

        2.  Payment of Principal and Interest.

            2.1 Calculation and Payment of Interest. Interest on the principal balance of this Note outstanding from time to time until paid in full shall accrue at the rate of 9.0% per annum, computed on the basis of a 365 or 366 day year, as appropriate, for the actual number of days elapsed, commencing on the date hereof for this Note.

            2.2 Mandatory Payments of Principal Prior to Final Payment Date. At any time that a distribution of cash is made by Parent to Payor in respect of any shares of common stock, par value $0.01 per share, of Parent then held by Payor (the "Shares"), Payor shall immediately thereupon make a payment on this Note equal to the total amount distributed up to the Principal Amount, together with all accrued and unpaid interest thereon, then outstanding. In the event that (x) Payor sells or transfers, or purports to sell or transfer, all or any portion of the Shares, or the Shares are converted into the right to receive any consideration other than shares of capital stock of a successor in interest of Parent, (y) Payor ceases to be an employee of Parent and its Subsidiaries other than as a result of death, disability or retirement, or (z) Payor, at any time after the date hereof is employed by or works as an independent contractor providing services to, or as a consultant for, any competitor of Parent or any of its Subsidiaries (as determined in good faith by the Board of Directors of the Company), the Principal Amount, together with all accrued and unpaid interest thereof, shall immediately be due and payable.

            2.3 Final Payment Date. Unless earlier repaid in full as a result of mandatory payments of principal pursuant to Section 2.2 hereof, the Principal Amount and any accrued interest thereon, and all other amounts as may be due hereunder shall become due and payable upon the earlier to occur of: (A) the eighth anniversary of the date hereof, or (B) a Liquidity Event (the "Final Payment Date").

            2.4 Prepayment. Payor may at his or her option, at any time, without premium or penalty, prepay all or any portion of the Note.

            2.5 Remedies on Default. Upon the occurrence of an Event of Default (as defined below), Payee may (a) declare the Principal Amount to be due and payable, whereupon the Principal Amount and any accrued interest thereon and all other amounts as may be due hereunder shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Payor hereby expressly waives; and (b) exercise any and all rights and remedies available to it at law or in equity or under any of the Loan Documents, including without limitation judicial or non judicial foreclosure or public or private sale of any of the Collateral (as defined in the Pledge Agreement) pursuant to the Pledge Agreement. No delay or omission of the Payee to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Event of Default or an acquiescence therein. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right. All remedies contained in the Loan Documents or afforded by law shall be cumulative and all shall be available to the Payee until all obligations of Payor hereunder and under the other Loan Documents have been paid in full.

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        3.  Events of Default.

        In this Note, "Event of Default" means the occurrence of any of the following:

            3.1 Failure to Make Payments. Payor shall fail to pay, in accordance with the terms of this Note or any other Loan Document, any amount then due and owing by Payor hereunder or under any other Loan Document upon the date that such sum is due.

            3.2 Breach of Terms of Loan Documents. Any of the representations or warranties made by Payor in any of the Loan Documents shall have been false or misleading in any material respect or Payee shall fail to perform or observe any covenants or obligations set forth in any of the Loan Documents (and such failure shall continue unremedied for a period of thirty days after Payee becomes or is made aware thereof).

            3.3 Security. The Pledge Agreement shall, except as a result of the acts or omissions of Payee or any change in applicable law, in any material respect fail to provide the Payee the security interest, rights, title, remedies, powers or privileges intended to be created thereby, shall cease to be in full force and effect, or the validity thereof or the applicability thereof to the Note, or any other obligations purported to be secured or guaranteed thereby, or any part thereof shall be disaffirmed by or on behalf of Payor. In the event of such a change in applicable law, Payor shall take such actions as may reasonably be requested by the Company, including, without limitation, entering into such amendment of the Loan Documents as may be necessary to provide the Payee the security interest, rights, title, remedies, powers or privileges as are intended to be created by the Pledge Agreement.

            3.4 Insolvency of Payor. Payor shall become insolvent or shall be unable to pay his debts as they fall due.

        4.  Recourse.

            In the event of default in payment under this Note, Payee shall have recourse first against the Collateral, and second, against the other assets of Payor to the full extent of the accreted value of this Note.

        5.  Place of Payment and Notices.

            5.1 Place of Payment. All payments on this Note shall be paid in lawful currency of the United States of America at the address of the Payee set forth for notices in Section 5.2, or such other place as may be specified by the Payee from time to time or otherwise as Payee distributes to Payor.

            5.2 Notice. Any notice or other communication required or permitted to be given hereunder shall be in writing, and shall be delivered to the parties at the addresses set forth below (or to such other addresses as the parties may specify by due notice to the others). Notices or other communications given by certified mail, return receipt requested, postage prepaid, shall be deemed given three (3) days after the date of mailing. Notices or other communications set in any other manner shall be deemed given only when actually received.

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                            Payee:      Empi Corp.
                                        c/o The Carlyle Group
                                        1001 Pennsylvania Avenue, N.W.
                                        Suite 200 South
                                        Washington, D.C. 20004

                            Payor:      Patrick D. Spangler
                                        Empi Sales Corp.
                                        599 Cardigan Rd.
                                        St. Paul, MN 55126

        6.  Usury.

        Nothing contained in this Note shall be deemed to establish or require the payment of a rate of interest in excess of the maximum rate legally enforceable. If the rate of interest called for under this Note at any time exceeds the maximum rate legally enforceable, the rate of interest required to be paid hereunder shall be automatically reduced to the maximum rate legally enforceable. If such interest rate is so reduced and thereafter the maximum rate legally enforceable is increased, the rate of interest required to be paid hereunder shall be automatically increased to the lesser of the maximum rate legally enforceable and the rate otherwise provided for in this Note.

        7.  Miscellaneous.

        Each right, power or remedy of Payee under this Note or under applicable law shall be cumulative and concurrent, and the exercise of one or more of them shall not preclude the simultaneous or later exercise by the Payee of any or all of such other rights, powers or remedies. No modification, change, wavier or amendment to this Note shall be deemed to be made unless in writing signed by the party to be charged. If it becomes necessary to employ counsel to collect this obligation, the Payor agrees to pay reasonable attorneys' fees for legal services involved. This Note may not be assigned by Payor without the prior written consent of Payee in its sole discretion. The Payor and each endorser, guarantor, accommodation party, and surety of this Note hereby waives demand, presentment for payment, protest, notice of dishonor and notice of protest. This Note shall inure to the benefit of and be binding upon the parties and their respective successors and assigns. The invalidity, illegality or enforceability of any of the provisions of this Note shall not effect or impair the validity, legality or enforceability of any other provision. This Note shall be deemed to be made in, and shall be governed by the laws of, the State of Minnesota.

                            [Signature Pages Follow]

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Dated: February 1, 2000              PAYOR


                                     By:______________________________
                                        Patrick D. Spangler

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                                 Acknowledgement

        Empi Corp., Payee under the attached secured Promissory Note, dated as of February 1, 2000 (the "Note") hereby acknowledges the provisions of this Note and agrees to be bound by the provisions thereof.

                                        EMPI CORP.


                                        By:_______________________________
                                           H. Philip Vierling
                                           President & Chief Operating Officer

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